Exhibit 10.1

SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 26, 2014 and is entered into by and among ACCO BRANDS CORPORATION, a Delaware corporation (“Holdings”), each Domestic Subsidiary of Holdings set forth on the signature pages hereto as a “U.S. Borrower” (collectively, the “U.S. Borrowers”), each Foreign Subsidiary of Holdings set forth on the signature pages hereto as a “Canadian Borrower” (collectively, the “Foreign Borrowers”, and together with the U.S. Borrowers, collectively, the “Borrowers”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), acting with the consent of the Required Lenders, the Required Lenders and the Guarantors and is made with reference to that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 13, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 19, 2013 (the “Credit Agreement”) by and among Holdings, the Borrowers, the Lenders and the Administrative Agent. Capitalized terms used but not defined in this preamble having the meaning given such terms in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendment relating to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1Amendments to Article 1: Definitions.

1.Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of Borrower Retained ECF Amount in its entirety.

2.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

““Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.”

““Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA, less (ii) the portion of taxes based on income actually paid in cash and provisions for cash income taxes (other than any taxes paid or payable with respect to the Specified Brazilian Tax Payment), less (iii) the aggregate amount of all Capital Expenditures, less (iv) the aggregate amount of all Restricted Payments made pursuant to Section 7.06(d)(2) to (b) the sum of (x) Consolidated Cash Interest Expenses and (y) the aggregate principal amount of all regularly scheduled principal payments as such scheduled payments have been reduced by the application of any voluntary or mandatory prepayments thereto or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.03, in each case, of or by Holdings and its Subsidiaries for the most recently completed Measurement Period.”

““Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations as determined in accordance with GAAP, whether current or long-term, for borrowed money (including the Obligations hereunder and any Indebtedness in respect of Receivables Program Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct non-contingent obligations arising in connection with letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not fixed and payable), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary. Notwithstanding the foregoing or anything to the contrary herein, clause (a) of the definition of Consolidated Funded Indebtedness shall not include obligations under Permitted Supply Chain Financing arrangements.”

““Discharge of Obligations” shall mean the date upon which (a) the Aggregate Commitments have been permanently and irrevocably terminated; (b) all Obligations (other than (x) contingent indemnification obligations as to which no claim has been asserted and (y) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements) have been paid in full; (c) all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made) have expired or been terminated; and (d) all obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements in

respect of which the Administrative Agent has received notice pursuant to 0 (other than any such agreements as to which other arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank or Supply Chain Finance Bank have been made), have been terminated and paid in full.”

““FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.”

““Foreign Obligations” means the Foreign Borrower Obligations, all Obligations of any Foreign Loan Party or any Foreign Subsidiary under any Secured Cash Management Agreement or any Secured Hedge Agreement, all Obligations of any Foreign Loan Party under any Specified Supply Chain Agreement and Obligations of any Foreign Loan Party under any guarantee or security agreement related to any of the foregoing.”

““Foreign Obligations Secured Parties” means, collectively, (i) the Administrative Agent, (ii) each Lender making a Loan or other extension of credit hereunder to, or having commitments under this Agreement to, any Foreign Borrower, (iii) each L/C Issuer issuing a Letter of Credit or amending or extending any issued Letter of Credit for the account of any Foreign Borrower, (iv) with respect to any Secured Cash Management Agreement with a Foreign Loan Party or any other Foreign Subsidiary, the Cash Management Banks party thereto, (v) with respect to any Secured Hedge Agreement with a Foreign Loan Party or any other Foreign Subsidiary, the Hedge Banks party thereto, (vi) with respect to any Specified Supply Chain Agreement in respect of any Permitted Supply Chain Financing with a Foreign Loan Party, the Supply Chain Finance Banks party thereto and (vii) each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.”

““L/C Issuer” means with respect to the Existing Letters of Credit, Bank of America, Bank of America, N.A., Canada Branch or Bank of Montreal, as specified on Schedule 1.01A, and with respect to Letters of Credit issued hereunder on or after the Restatement Date, (i) Bank of America, (ii) any other Revolving Credit Lender that may become the L/C Issuer pursuant to Section 2.03(k), (iii) any successor issuer of Letters of Credit hereunder or (iv) collectively, all of the foregoing, in each case, in their respective capacities as issuers of letters of credit. Any reference herein to the L/C Issuer shall, in respect of any given Letter of Credit, refer to the issuer thereof.”

‘“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (and, solely in the case of any Secured Hedge Agreement or Secured Cash Management Agreement, any Subsidiary that is not a Loan Party to the extent an obligor thereunder) arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement or Specified Supply Chain Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that at no time shall Obligations include any Excluded Swap Obligations.”

““Other Foreign Collateral Amount” means, in the case of each Cash Management Bank party to any Secured Cash Management Agreement with any Foreign Loan Party or other Foreign Subsidiary, each Hedge Bank party to any Secured Hedge Agreement with any Foreign Loan Party or other Foreign Subsidiary and each Supply Chain Finance Bank party to any Specified Supply Chain Agreement with any Foreign Loan Party, if such Cash Management Agreement, Secured Hedge Agreement or Specified Supply Chain Agreement is secured by any Lien other than a Lien in favor of the Administrative Agent for the benefit of any or all of the Secured Parties, the fair market value of all property and assets in respect of each such Lien (other than the Lien in favor of the Administrative Agent for the benefit of any or all of the Secured Parties) securing the Foreign Obligations in respect of the Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements to which such Foreign Loan Party (or, in the case of Secured Cash Management Agreements and Secured Hedge Agreements, other Foreign Subsidiary) is a party; provided that to the extent any Foreign Obligations Secured Party fails to certify its Other Foreign Collateral Amount in accordance with the provisions of Section 9.11, such amount shall be deemed to equal the entire amount of the Foreign Obligations then due and owing and remaining unpaid to such Foreign Obligations Secured Party.”

““Other U.S. Collateral Amount” means, in the case of each Cash Management Bank party to any Secured Cash Management Agreement with any U.S. Loan Party or other Domestic Subsidiary, each Hedge Bank party to any Secured Hedge Agreement with any U.S. Loan Party or other Domestic Subsidiary and each Supply Chain Finance Bank party to any Specified Supply Chain Agreement with any U.S. Loan Party, if such Cash Management Agreement, Secured Hedge Agreement or Specified Supply Chain Agreement is secured by any Lien other than a Lien in favor of the Administrative Agent for the benefit of any or all of the Secured Parties, the fair market value of all property and assets in respect of each such Lien (other than the Lien in favor of the Administrative Agent for the benefit of any or all of the Secured Parties) securing the U.S. Obligations in respect of the Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements to which such U.S. Loan Party (or, in the case of Secured Cash Management Agreements and Secured Hedge Agreements, other Domestic Subsidiary) is a party; provided that to the extent any U.S. Obligations Secured Party fails to certify its Other U.S. Collateral Amount in accordance with the provisions of Section 9.11, such amount shall be deemed to equal the entire amount of the U.S. Obligations then due and owing and remaining unpaid to such U.S. Obligations Secured Party.”

““Supply Chain Finance Bank” means any Person that, at the time it enters into any Specified Supply Chain Agreement, is a Lender, the Administrative Agent or an Arranger or the Affiliate of a Lender, the Administrative Agent or an Arranger in its capacity as a party to such Permitted Supply Chain Financing.”

““U.S. Obligations” means the U.S. Borrower Obligations, all Obligations of any U.S. Loan Party or any Domestic Subsidiary under any Secured Cash Management Agreement or any Secured Hedge Agreement, all Obligations of any U.S. Loan Party under any Specified Supply Chain

Agreement and Obligations of any U.S. Loan Party under any guarantee or security agreement related to any of the foregoing.”

““U.S. Obligations Secured Parties” means, collectively, (i) the Administrative Agent, (ii) each Lender making a Loan or other extension of credit hereunder to, or having commitments under this Agreement to, any U.S. Borrower, (iii) each L/C Issuer issuing a Letter of Credit or amending or extending any issued Letter of Credit for the account of any U.S. Borrower, (iv) with respect to any Secured Cash Management Agreement with a U.S. Loan Party or any other Domestic Subsidiary, the Cash Management Banks party thereto, (v) with respect to any Secured Hedge Agreement with a U.S. Loan Party or any other Domestic Subsidiary, the Hedge Banks party thereto, (vi) with respect to any Specified Supply Chain Agreement in respect of any Permitted Supply Chain Financing with a U.S. Loan Party, the Supply Chain Finance Banks party thereto, and (vii) each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.”

3.The definition of Secured Supply Chain Agreement is hereby deleted in its entirety and replaced with the following in its proper alphabetical order:

““Specified Supply Chain Agreement” shall have the meaning specified in the definition of “Specified Supply Chain Obligations”.”

4.The definition of Secured Supply Chain Obligation is hereby deleted in its entirety and replaced with the following in its proper alphabetical order:

““Specified Supply Chain Obligations” means the due and punctual payment and performance of all obligations of each Loan Party to any Supply Chain Finance Bank under any Permitted Supply Chain Financing, with respect to the security interests granted pursuant to the Collateral Documents, to the extent the documentation for such obligations specifically provides that such Supply Chain Finance Bank is entitled to the benefit of the security interests granted pursuant to the Collateral Documents or, with respect to guarantees provided pursuant to the Guaranty Agreements, unless the documentation for such specifically provides that such Supply Chain Finance Bank is not entitled to the benefit of the guarantees provided pursuant to the Guaranty Agreements; provided, however, that the Permitted Supply Chain Financing arrangements entered, or to be entered, into by one or more of the Loan Parties and any Supply Chain Finance Bank shall not constitute Specified Supply Chain Obligations and shall not be secured pursuant to any Collateral Documents unless expressly authorized by Holdings in a writing delivered to Agent (such documentation, a “Specified Supply Chain Agreement”).”

1.2	Amendment to Article 6.

The first paragraph of Article 6 is hereby deleted in its entirety and replaced with the following:
“From and after the Restatement Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank or Supply Chain

Finance Bank shall have been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit, the L/C Obligations for which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14 and 6.16) cause each of its Subsidiaries to:”

1.3	Amendments to Article 7.

1.The first paragraph of Article 7 is hereby deleted in its entirety and replaced with the following:

“From and after the Restatement Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements or Specified Supply Chain Agreements as to which arrangements satisfactory to the applicable Cash Management Bank, Hedge Bank or Supply Chain Finance Bank shall have been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit, the L/C Obligations for which have been Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer have been made) shall remain outstanding, no Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:”
2.Clause (c) of Section 7.02 is hereby deleted in its entirety and replaced with the following:

“Investments (i) existing on the Restatement Date in Subsidiaries existing on the Restatement Date (provided that in the case of this clause (i), any such Investments in Subsidiaries that are not Loan Parties in the form of intercompany loans by Loan Parties shall, subject to the Collateral and Guaranty Requirements, be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the applicable Secured Parties), (ii) in U.S. Loan Parties (including those formed or acquired after the Restatement Date so long as Holdings and its Subsidiaries comply with the applicable provisions of Section 6.11), (iii) by Subsidiaries that are not Loan Parties in Subsidiaries that are not Loan Parties, (iv) by Foreign Loan Parties in Foreign Loan Parties, (v) by any Subsidiary not a Loan Party in a Foreign Loan Party and (vi) by any Borrower or any other Loan Party in Subsidiaries that are not Loan Parties or by any U.S. Loan Party in any Subsidiary that is not a U.S. Loan Party (provided that in the case of this clause (vi), (A) no Event of Default shall have occurred and be continuing, (B) Holdings and its Subsidiaries comply with the applicable provisions of Section 6.11, (C) the aggregate amount of all such Investments outstanding at any time during the term of the Facilities (determined without regard to any write-downs or write-offs of such Investments) shall not exceed the sum of (1) the greater (x) of $100,000,000 and (y) 3.50% of Consolidated Total Assets of Holdings plus (2) to the extent constituting an Investment made on or prior to December 31, 2012 in a Foreign Subsidiary that is organized under the laws of Brazil, $45,000,000 plus (3) an additional amount, so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of the Investment after giving pro forma effect to such Investment as if it had occurred on the first day of the applicable Measurement Period would be less than 3.00:1.00 plus (4) any Net Equity Proceeds; and (D) any such Investments in the form of intercompany loans shall, subject to the Collateral and Guaranty Requirements, be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the applicable Secured Parties);”
3.Clause (o) of Section 7.02 is hereby deleted in its entirety and replaced with the following:

“so long as no Default exists or would result therefrom, other Investments; provided that in no event shall the aggregate amount of Investments allowed pursuant to this 0 during the term of this Agreement (net of any returns of capital on such Investments) exceed the sum of (1) the greater of (x) $35,000,000 and (y) 1.50% of Consolidated Total Assets of Holdings plus (2) an additional amount, so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of the Investment after giving pro forma effect to such Investment as if it had occurred on the first day of the applicable Measurement Period would be less than or equal to 3.00:1.00 plus (3) any Net Equity Proceeds; and”
4.Clause (s) of Section 7.03 is hereby deleted in its entirety and replaced with the following:

“Indebtedness consisting of letters of credit, guarantees or other credit support provided in respect of trade payables of Holdings or any Subsidiary, in each case, issued for the benefit of any bank, financial institution or other Person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of Holdings or any of its Subsidiaries, so long as (i) other than in the case of Specified Supply Chain Obligations, such Indebtedness is unsecured, (ii) the terms of such trade payables shall not have been extended in connection with the Permitted Supply Chain Financing and (iii) such Indebtedness represents amounts not in excess of those which Holdings or any of its Subsidiaries would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables (“Permitted Supply Chain Financing”); and”
5.Clause (d) of Section 7.06 is hereby deleted in its entirety and replaced with the following:

“so long as no Default shall have occurred and be continuing at the time of any action described in this paragraph (d) or would result therefrom, each Borrower may, without limiting the other provisions of this Section 7.06, (i) declare and make cash dividends to its stockholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) not to exceed the sum of (1) the greater of $25,000,000 and 1.00% of Consolidated Total Assets of Holdings plus (2) an additional amount, not to exceed $60,000,000 in the aggregate during any Fiscal Year so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such dividend, purchase, redemption or acquisition after giving pro forma effect to such Restricted Payment as if it had occurred on such last day or such date (as applicable) would be greater than 2.50:1.00 and less than or equal to 4.00:1.00, plus (3) an additional amount so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such dividend, purchase, redemption or acquisition after giving pro forma effect to such Restricted Payment as if it had occurred on such last day or such date (as applicable) would be less than or equal to 2.50:1.00 plus (4) any Net Equity Proceeds; provided that, in the case of each of clauses (i) and (ii) above, both before and after giving pro forma effect to any such dividend, purchase, redemption or acquisition as if such dividend had been paid or purchase, redemption or acquisition had occurred on the last day of the preceding fiscal quarter, Holdings is in compliance with the financial covenants set forth in Section 7.11;”
6.Section 7.14 is hereby deleted in its entirety and replaced with the following:

“Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated, unsecured or junior secured Indebtedness, including the SpinCo Notes (collectively, the “Junior Indebtedness”) (it being understood that payments of regularly scheduled interest and principal shall be permitted to the extent not prohibited by the subordination provisions applicable thereto), except (a) the refinancing thereof with the proceeds of any Permitted Refinancing permitted by Section 7.03, (b) the prepayment of Indebtedness of any Borrower or any Subsidiary owed to any Borrower or any Subsidiary to the extent not prohibited by the subordination provisions applicable thereto and (c) so long as no Default has occurred and is continuing, prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) in an amount not to exceed the sum of (1) the greater of $35,000,000 and 1.50% of Consolidated Total Assets of Holdings plus (2) an additional amount, so long as the Consolidated Leverage Ratio of Holdings calculated as of the last day of the most recently ended fiscal quarter for which financial statements are available and as of the date of the making of such prepayment, redemption, purchase or other payment after giving pro forma effect to such prepayment, redemption, repurchase or other payment as if it had occurred on such last day or such date (as applicable) would be less than or equal to 3.00:1.00 plus (3) any Net Equity Proceeds.”

1.4	Amendments to Section 9.11

Section 9.11 is hereby deleted in its entirety and replaced with the following:
“Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements. No Cash Management Bank, Hedge Bank or Supply Chain Finance Bank that obtains the benefits of the Collateral Documents or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Specified Supply Chain Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Supply Chain

Finance Bank, as the case may be. Any such Lender (or Affiliate thereof) and the applicable Loan Party party to any such agreement each agrees to provide the Administrative Agent with the calculations of all such Obligations, if any, at such times as the Administrative Agent shall reasonably request. At any time an Event of Default has occurred and is continuing, each such Lender (or Affiliate thereof) agrees, at the request of the Administrative Agent, to promptly (and in any event within three (3) Business Days after the occurrence of such request) provide the Administrative Agent with a statement certifying the Other U.S. Collateral Amount and the Other Foreign Collateral Amount of such Lender (or Affiliate thereof) and to update such certification from time to time during the continuance of such Event of Default as reasonably requested by the Administrative Agent. By accepting the benefits of this Agreement and each other Loan Document, each Secured Party shall be deemed to have appointed the Administrative Agent as its agent and to have agreed to be bound by the Loan Documents as a Secured Party. By accepting the benefits of this Agreement and each other Loan Document, each Secured Party expressly acknowledges and agrees that this Agreement and each other Loan Document may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Secured Parties and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Loan Documents.”
SECTION II.CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):
A.Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties and the Required Lenders.

B.Fees. The Administrative Agent shall have received (i) on behalf of each Lender who has executed a counterpart signature page to this amendment on or prior to the Second Amendment Effective Date, a nonrefundable amendment fee equal to 0.025% of the sum of such Lender’s Revolving Credit Commitments and outstanding Term A Loan, (ii) all other fees and amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

C.Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D.Other Documents. The Administrative Agent shall have received a certificate from an authorized officer of the undersigned Loan Parties, in form and substance acceptable to Agent, certifying as to the accuracy of such Loan Parties’ applicable Organization Documents and resolutions or other forms of organizational action of such Loan Parties authorizing the execution, delivery and performance of this Amendment, together with applicable incumbency certificates and such other documents, instruments or certificates as it may reasonably request.

SECTION III.AMENDMENTS TO LOAN DOCUMENTS

All references to the term “Secured Supply Chain Agreement” in any Loan Document shall be replaced with the term “Specified Supply Chain Agreement”.
SECTION IV. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders authorize the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct:
A.Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B.Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment and the Amended Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

C.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required, except as have been obtained or made and are in full force and effect, in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Agreement.

D.Binding Effect. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties. This Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

E.Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article 5 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

F.Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.ACKNOWLEDGMENT AND CONSENT

Each Loan Party hereby confirms its pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated thereby, such pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, as supplemented in connection with this Amendment and the transactions contemplated hereby, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations.
Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).
Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be im-paired or limited by the execution or effectiveness of this Amendment.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VI.	MISCELLANEOUS

A.Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the

“Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B.Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

C.Loan Document. This Amendment shall constitute a Loan Document under the terms of the Amended Agreement.

D.Applicable Law; Miscellaneous. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Section 11.14 and Section 11.15 of the Credit Agreement are incorporated by reference herein and made a part hereof.

E.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS AND U.S. BORROWER:	ACCO BRANDS CORPORATION

By: ___________________________________
Name:
Title:

ACCO - Second Amendment to Credit Agreement

GUARANTORS:
ACCO BRANDS CORPORATION

By: __________________________
Name:
Title:

ACCO BRANDS USA LLC

By: __________________________
Name:
Title:

GENERAL BINDING LLC

By: __________________________
Name:
Title:

ACCO BRANDS INTERNATIONAL, INC.

By: __________________________
Name:
Title:

ACCO EUROPE FINANCE HOLDINGS, LLC

By: __________________________
Name:
Title:

ACCO - Second Amendment to Credit Agreement

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC

By: __________________________
Name:
Title:

GBC INTERNATIONAL, INC.

By: __________________________
Name:
Title:

ACCO INTERNATIONAL HOLDINGS, INC.

By: __________________________
Name:
Title:

ACCO - Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By: __________________________
Name:
Title:

ACCO - Second Amendment to Credit Agreement